Focused on Our Future 4Q 2025 Strategic & Financial Highlights Published February 17, 2026

Forward-Looking Statements Forward-Looking Statements: This presentation includes forward-looking statements based on information currently available to management and unless the context requires otherwise, references to “we,” “us,” “our” and “FirstEnergy” refers to FirstEnergy Corp. and its subsidiaries. Such statements are subject to certain risks and uncertainties and readers are cautioned not to place undue reliance on these forward-looking statements. These statements include declarations regarding management's intents, beliefs and current expectations. These statements typically contain, but are not limited to, the terms “anticipate,” “potential,” “expect,” "forecast," "target," "will," "intend," “believe,” "project," “estimate," "plan" and similar words. Forward-looking statements involve estimates, assumptions, known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements, which may include the following: the potential liabilities, increased costs and unanticipated developments resulting from government investigations and agreements, including those associated with compliance with or failure to comply with the Deferred Prosecution Agreement entered into July 21, 2021 and settlements with the U.S. Attorney’s Office for the Southern District of Ohio and the Securities and Exchange Commission (“SEC”); the risks and uncertainties associated with litigation, including the securities class-action lawsuit, regulatory proceedings, arbitration, mediation and similar proceedings; changes in national and regional economic conditions, including recession, volatile interest rates, inflationary pressure, supply chain disruptions, higher fuel costs, and workforce impacts, affecting us and/or our customers and the vendors with which we do business; variations in weather, such as mild seasonal weather variations and severe weather conditions (including events caused, or exacerbated, by climate change, such as wildfires, hurricanes, flooding, droughts, high wind events and extreme heat events) and other natural disasters, which may result in increased storm restoration expenses or material liability and negatively affect future operating results; the potential liabilities and increased costs arising from regulatory actions or outcomes in response to severe weather conditions and other natural disasters; legislative and regulatory developments, and executive orders, including, but not limited to, matters related to rates, generation resource adequacy, co-location of generation and large loads, and compliance and enforcement activity; the ability to access the public securities and other capital and credit markets in accordance with our financial plans, the cost of such capital and overall condition of the capital and credit markets affecting us, including the increasing number of financial institutions evaluating the impact of climate change on their investment decisions, and the loss of FirstEnergy Corp.’s status as a well-known seasoned issuer; the risks associated with physical attacks, such as acts of war, terrorism, sabotage or other acts of violence, and cyber-attacks and other disruptions to our, or our vendors’, information technology system, which may compromise our operations, and data security breaches of sensitive data, intellectual property and proprietary or personally identifiable information; the ability to accomplish or realize anticipated benefits through establishing a culture of continuous improvement and our other strategic and financial goals, including, but not limited to, executing Energize365, our transmission and distribution investment plan, executing on our rate filing strategy, controlling costs, improving credit metrics, maintaining investment grade ratings, strengthening our balance sheet and growing earnings; changing market conditions affecting the measurement of certain liabilities and the value of assets held in our pension trusts may negatively impact our forecasted growth rate, results of operations and may also cause it to make contributions to its pension sooner or in amounts that are larger than currently anticipated; changes in assumptions regarding factors such as economic conditions within our territories, the reliability of our transmission and distribution system, our generation resource planning in West Virginia, or the availability of capital or other resources supporting identified transmission and distribution investment opportunities; human capital management challenges, including among other things, attracting and retaining appropriately trained and qualified employees and labor disruptions by our unionized workforce; changes to environmental laws and regulations, including, but not limited to, federal and state rules related to climate change, and potential changes to such laws and regulations; changes in customers’ demand for power, including, but not limited to, economic conditions, the impact of climate change and emerging technology, particularly with respect to electrification, energy storage, co-location of generation and large loads, and distributed sources of generation; future actions taken by credit rating agencies that could negatively affect either our access to or terms of financing or our financial condition and liquidity; the potential of non-compliance with debt covenants in our credit facilities; the ability to comply with applicable reliability standards and energy efficiency and peak demand reduction mandates; changes to significant accounting policies; any changes in tax laws or regulations, including, but not limited to, the Inflation Reduction Act of 2022, the One Big Beautiful Bill Act of 2025, as signed into law on July 4, 2025, or adverse tax audit results or rulings and potential changes to such laws and regulations; the ability to meet our publicly-disclosed goals relating to climate-related matters, opportunities, improvements, and efficiencies, including FirstEnergy’s greenhouse gas reduction goals; and the risks and other factors discussed from time to time in FirstEnergy Corp.’s SEC filings. Dividends declared from time to time on FirstEnergy Corp.’s common stock during any period may in the aggregate vary from prior periods due to circumstances considered by the FirstEnergy Corp. Board at the time of the actual declarations. A security rating is not a recommendation to buy or hold securities and is subject to revision or withdrawal at any time by the assigning rating agency. Each rating should be evaluated independently of any other rating. These forward-looking statements are also qualified by, and should be read together with, the risk factors included in FirstEnergy Corp.’s Form 10-K, Form 10-Q and in other filings with the SEC. The foregoing review of factors also should not be construed as exhaustive. New factors emerge from time to time, and it is not possible for management to predict all such factors, nor assess the impact of any such factor on FirstEnergy Corp.’s business or the extent to which any factor, or combination of factors, may cause results to differ materially from those contained in any forward-looking statements. FirstEnergy Corp. expressly disclaims any obligation to update or revise, except as required by law, any forward- looking statements contained herein or in the information incorporated by reference as a result of new information, future events or otherwise. Strategic & Financial Highlights - February 17, 20262

Non-GAAP Financial Matters 3 This presentation contains references to certain financial measures including Baseline O&M and Core Earnings per share (“Core EPS”) as “non-GAAP financial measures,” which are not calculated in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”) and exclude the impact of “special items” as described in greater detail on slides 24-28. Management uses these non-GAAP financial measures to evaluate the company’s and its segments’ performance, and manage its operations and references these non-GAAP financial measures in its decision-making, using them to facilitate historical and ongoing performance comparisons. Management believes that the non-GAAP financial measures of Baseline O&M and Core EPS, including by segment, provide consistent and comparable measures of performance of its businesses on an ongoing basis. Management also believes that such measures are useful to shareholders and other interested parties to understand performance trends and evaluate the company against its peer group by presenting period-over-period operating results, excluding the impacts described above, that may not be consistent or comparable across periods or across the company’s peer group. These non-GAAP financial measures are intended to complement, and are not considered as alternatives to, the most directly comparable GAAP financial measures, which for Baseline O&M is Other Operating Expenses and for Core EPS is EPS attributable to FirstEnergy Corp. Also, such non-GAAP financial measures may not be comparable to similarly titled measures used by other entities. Special items represent charges incurred or benefits realized that management believes are not indicative of, or may obscure, trends useful in evaluating the company’s ongoing core activities and results of operations, or otherwise warrant separate classification. Core EPS is calculated based on the weighted average number of common shares outstanding in the respective period. A reconciliation of forward-looking non-GAAP measures, including 2026 Baseline O&M, 2026 Core EPS, and Core EPS compound annual growth rate (“CAGR”) projections, to the most directly comparable GAAP measures is not provided because comparable GAAP measures are not available without unreasonable efforts due to the inherent difficulty in forecasting and quantifying measures that would be necessary for such reconciliation. Specifically, management cannot, without unreasonable effort, predict the impact of these special items in the context of Core EPS guidance, or Core EPS growth rate projections because these items, which could be significant, are difficult to predict and may be highly variable. In addition, the company believes such a reconciliation would imply a degree of precision and certainty that could be confusing to investors. These special items are uncertain, depend on various factors and may have a material impact on our future GAAP results. Strategic & Financial Highlights - February 17, 2026

Key Takeaways for Today's Call

- **2025 Significant Milestones**
  - Strong 2025 financial performance across all key metrics
  - Received constructive outcome in our 2024 OH base rate case
  - Received upgrade from S&P on FirstEnergy Corp's senior unsecured credit rating to BBB from BBB-
- **2026-2030 Investment Plan of $36B and 10% FE-Owned Rate Base Growth (CAGR)**
  - Investment Plan increase of $8B or ~30% vs. prior $28B 5-year plan (2025-2029); Total Transmission investments increase ~35%
  - Strong track record of execution with capital deployment
  - Investment plan to be funded with modest level of equity
- **Core EPS Near the Top End of 6-8% CAGR (2026-2030)**
  - Based off 2026 guidance mid-point of $2.72/sh
  - Targeting annual consolidated ROEs of 9.5-10%
- **Meaningful Incremental Investment Opportunities**
  - Expect approval for $2.5B WV gas generation investment in 2H26
  - Transmission investment opportunities that are critical to maintaining grid stability

4 Strategic & Financial Highlights - February 17, 2026 FirstEnergy

GAAP EPS Core EPS $1.70 $2.37 $1.77 $2.55 Performance Overview 5 2024 vs. 2025 Financial Results (1) Basic Earnings Per Share Attributable to FE Corp. (2) See slides 24-27 for reconciliations between GAAP and Core EPS (Non-GAAP). Please see slide 3 for more information. Delivered strong results in 2025 for customers and investors and focused on continuing that momentum into 2026 and beyond 2025 (1) (2) 2024 Strategic & Financial Highlights - February 17, 2026 2025 Performance Highlights Executed 2025 Investment plan of $5.6B, nearly 25% higher than 2024 and ~12% higher than Original 2025 plan ($5.0B) Delivered 2025 Core EPS of $2.55/sh, 7.6% growth vs. 2024 and at the top end of revised/increased guidance range ($2.50-$2.56/sh) Investments ($B) $4.5 $5.6 Reported 2025 GAAP EPS of $1.77/sh, largely impacted by charges from the OH base rate case and resolution of all OH legacy issues Declared quarterly dividends totaling $1.78/sh in 2025 vs. $1.70/sh in 2024, a ~5% increase Improved reliability metrics, reflecting 10% improvement in system-wide SAIDI, primarily in NJ (~16%) and PA (~20%) Dividends Per Share $1.70 $1.78

2026-2030 Financial Plan Overview

2026-2030 PLAN

$36B
Investment Plan
$19B Total Tx Investments
75% Formula investments[2]

10%
FE-Owned Rate Base Growth
16% FE-Owned Tx Rate Base Growth
(2026-2030 CAGR)

6-8%
Near the Top End of Core EPS[1] CAGR (2026-2030)

60-70%
Targeted Dividend Payout Ratio of Core EPS

~14% FFO/DEBT
Committed to BBB/Baa2 credit profile

UP TO $2B EQUITY
Including common equity and equity-like content

Transmission EPS Contribution Growing to Nearly 50% of FE Core EPS

2026 GUIDANCE

$2.62-$2.82/SH Core EPS[1] Guidance	**~7% growth** vs. 2025 *(~9% growth vs. Original 2025 guidance midpoint of $2.50/sh)*
$6.0B Investment Plan	**7% growth** vs. 2025 *(14% Total Tx growth vs. 2025)*
$29.4B FE-Owned Rate Base	**10% FE-Owned Rate Base Growth** vs. 2025 *(17% FE-Owned Tx Rate Base growth vs. 2025)*
$1.86/SH Dividend Declarations (Subject to Board Approval)	**4.5% growth** vs. 2025 *(Plan to declare quarterly dividends of $0.465/sh in 2026*

Strong financial plan focused on driving significant customer benefits, supporting economic development, and providing attractive total risk-adjusted returns

[1] With respect to Core EPS guidance, the Company is unable to reconcile this forward-looking non-GAAP information without unreasonable efforts. Please see slide 3 for more information. See slides 24-27 for 2024-2025 GAAP to Non-GAAP reconciliations.

[2] Formula Rate investments includes transmission forward-looking formula rate recovery and distribution formula-like capital rider recovery.

6 Strategic & Financial Highlights - February 17, 2026

FirstEnergy

WV Generation Opportunity Strategic & Financial Highlights - February 17, 20267 ▪ Filed Certificate of Public Convenience and Necessity (CPCN) to self-build and operate 1,200 MW combined cycle gas turbine (CCGT) generating facility ▪ Located in Maidsville, WV ▪ Total investment of $2.5B vs. WV 2026F Rate Base of $4.2B ▪ Requesting accelerated approval, which is expected in 2H 2026 ▪ Significant political, economic and regulatory support for new generation in the state ▪ Aligned with Governor Morrisey’s 50 GW by 2050 initiative ▪ Expect to be operational by 12/31/2031 ▪ Once in service, expect minimal impact to customer rates $M 2026 2027 2028 2029 2030 2031 2032 CCGT $70 $240 $520 $600 $545 $385 $115 Projected WV Gas Generation Investment Getty Images With approval of this investment, we will explore additional generation investments to support increasing data center activity

Strategic & Financial Highlights - February 17, 20268 ▪ FE Transmission operations include ~24,000 line miles, ideally located in the middle of PJM, and among the largest in PJM – Interconnected with a broad number of utilities – Several strategic high-voltage corridors that are vital to the regional Transmission system and infrastructure build-out – Requires incremental investment associated with load growth on our wires and on adjacent systems ▪ Invested $17B in our Transmission system since 2014 addressing less than 1/3 of the system ▪ Increasing 2026-2030 Transmission investments by ~35% to $19B(1) – ~80% of plan associated with reliability enhancements, upgrading the health of the system, and replacing aging assets – ~20% of plan for regulatory required projects, including transmission interconnection requests and PJM open windows ▪ Transmission investment upside opportunities not in our plan – Robust pipeline of investment needed to upgrade and modernize system beyond current plan – Future PJM Open Windows and data center growth • Awarded ~$5B from past PJM Open Windows since 2022 Transmission investments provide significant benefits to the grid with recovery through FERC regulated formula-rates Transmission Opportunity 13% 21% 2026-2030 CAGR 2X Increase in Rate Base by 2030 $5.4 $6.0 $6.8 $7.8 $8.6 $9.7 $2.2 $2.9 $3.4 $4.3 $5.2 $6.1 $7.6 $8.9 $10.2 $12.1 $13.8 $15.8 2025A 2026F 2027F 2028F 2029F 2030F Stand-Alone Transmission Integrated $B 24% 28% 10% 18% 34% 46% 2025A 2030F Stand-Alone Transmission Integrated Transmission EPS Contribution Growing to Nearly 50% of FE Core EPS Transmission Assets Uniquely Situated within PJM (1) Compared to Transmission investments in prior 5-year plan ($14B, 2025-2029) ~35% ~50

Commitment to Affordability Strategic & Financial Highlights - February 17, 20269 ■ FE average bill comprised of Gx (60%) and T&D (32%) – Tx (8%) and Dx (24%), with state pass-through programs (8%) ■ FE bill(1) ~20% below in-state peers / 2.5% share of wallet – Expect bills to remain below in-state peers through planning period ■ FE’s focus on customer affordability – History of financial discipline with operating expenses – reduced baseline O&M by over $200M, or 15% since 2022 – Working with State Regulators and leaders to identify opportunities to mitigate bill increases o Advocating for initiatives that ensure generation supply better aligns to customer demand with price stability in the near term o Identifying societal programs, state taxes and other non-value add programs that can provide relief to customer Committed to working on customer affordability solutions that allow utilities to attract cost-effective financing to support capital investments (1) Average Residential bill for FE’s deregulated states (OH, PA, NJ, MD) as of January 1, 2026, and July 1, 2024, based on 1,000 kWh usage per month $45 $46 $12 $15 $11 $16 $97 $113 FE 2024 FE 2026 Peer 2026 Generation Pass-Through Programs Transmission Distribution $166 $189 Average Bill(1) by Component $232 +16%

Well-Positioned for Growth in 2026 and Beyond ■ Confident in our plan and the management team’s ability to deliver on our commitments ■ Our strong execution throughout 2025 demonstrated our ability to deliver results and we are focused on continuing that momentum as we move forward ■ We enter 2026 with a fully implemented operating model with decision making closer to customers ■ Low-risk business strategy with high-quality earnings driven by regulated investments and a strong balance sheet ■ Well-structured, strategic long-term business plan that positions us for continued success Strategic & Financial Highlights - February 17, 202610

Strong 2025 Financial Performance

Key Metric	2025	vs. Plan	vs. 2024
Core EPS	$2.55	+	+
Base O&M[1,2]	$1,387M	+	+
Investment Plan	$5.6B	+	+
Cash from Operations	$3.7B	+	+

✓ In line
+ Favorable
- Unfavorable

Key Highlights

- Core EPS 7.6% above 2024, 2% above plan
  - New rates and formula rate investments
  - Stronger residential customer demand
  - Strong financial discipline with operating expenses
  - TTM Consolidated ROE of 9.8%
- Base O&M below plan and 2024
  - Results include $40M of accelerated expenses from future years
- Investments 25% above 2024, ~12% above plan
  - Nearly 75% formula rate investments, including ~50% in Transmission investments
  - Total FE-Owned Transmission Rate Base growth of ~11%
- Strong Cash from Operations of nearly 30% above 2024
  - Successfully completed 2025 debt financing plan with $3.4B of subsidiary debt transactions and a $2.5B convertible transaction
  - S&P upgraded FirstEnergy Corp's senior unsecured rating to BBB from BBB-

We remain focused on strong financial discipline and meeting or exceeding our commitments to investors

(1) 2025 Baseline O&M increase is a result of increased maintenance work and amortization of deferred costs included in new base rates as well as accelerating work into 2025 that were not assumed in Original 2025 Guidance.

(2) 2025 Baseline O&M is below 2024 levels when adjusting for additional maintenance work in PA that is recovered through base rates.

11 Strategic & Financial Highlights - February 17, 2026

FirstEnergy

2026 Regulatory Calendar Strategic & Financial Highlights - February 17, 202612 WV Generation Filing made on February 13, 2026; requesting accelerated approval, which is expected in 2H 2026 Requested cash recovery of financing costs based on precedent Filed with DOE for low-interest loan under the Energy Dominance Financing Program, which could provide customer savings of more than $200M over the 30-yr term(1) Once in service, the impact of the project to customer rates is expected to be minimal WV & MD Base Rate Case WV: plan to file in 2Q 2026 MD: plan to file in 2H 2026 OH Three- year Rate Plan In Ohio, plan to file Three-year Rate Plan in early 2Q 2026 Expect to propose investments targeting infrastructure renewal, reliability and grid modernization addressing aged and degraded assets and upgrading equipment to improve reliability Last Base Rate Case WV PE-MD Test Year 2022 2022 Approved ROE 9.8% 9.5% Approved Equity Layer 50% 53% Approved Rate Base $3.2B $0.7B 2026F Rate Base $4.2B $0.9B (1) Based on 50% debt funding

2026-2030 Investment Plan Strategic & Financial Highlights - February 17, 202613 (Incl. $6.6B in Formula Rate Tx) 47% State Regulated 53% FERC Regulated Distribution, $10.3B, 28% Corp, $0.6B, 2% Integrated, $12.6B, 35% Stand-Alone Transmission, $12.7B, 35% $36B 2026-2030 Investment Plan (Includes $6.3B Formula Tx) 2025-2029 Investment Plan 10% FE-Owned Rate Base CAGR (2026-2030: $29.4B to $43.6B) 9% FE-Owned Rate Base CAGR (2025-2029: $27.7B to $38.8B) $36B Investment Plan includes a ~$5B increase in Transmission and ~$3B increase in Distribution focusing on the critical investments to build a stronger, more flexible grid and to prepare for future demand Distribution, $7.4B, 26% Corp, $0.4B, 1% Integrated, $10.9B, 39% Stand-Alone Transmission, $9.5B, 34% $28B ■ Increasing 5-year investment plan by $8B, or ~30% Note: Capital investment dollars are shown on a Consolidated basis. Stand-Alone Transmission Integrated Distribution Tx Dx +$3.2B (34%) +$1.7B (+16%) +$2.9B (40%) Future plan updates expected to include significant incremental investments such as new generation in WV and additional Transmission investments

2026-2030 Core EPS[1]


Sustainable, long-term earnings growth driven by rate base growth and financial discipline
$2.20
$2.37
$2.55
$2.72
7.3% Core EPS CAGR
(2023-2026)
Near top end of 6-8% Core EPS CAGR
(2026-2030)
2023A
2024A
2025A
2026F
2030F

2026F Segment Core EPS Ranges	
Distribution	$1.41-$1.49
Integrated	$0.95-$1.03
Stand-Alone Tx	$0.63-$0.65
Corp/Other	($0.37)-($0.35)
FE	$2.62 - $2.82

Key Planning Assumptions

- **Investment plan of $36B** including ~75% in formula rate programs, resulting in ~10% Rate Base CAGR
- **Customer demand growth**
  - Weather-adjusted sales CAGR of 2.2%
  - Primarily from ~5% Industrial growth; driven by active or contracted data centers, with potential upside from data center pipeline (see slide 21)
- **Controlling Baseline O&M** through continuous improvement and strong financial discipline – forecasting 1%-1.5% CAGR
- **Targeting Consolidated ROE of 9.5%-10%**
- **Financing Plan includes strategic mix of cash from ops, debt and modest equity** to fund growth (see slide 15)

[1] With respect to Core EPS guidance, the Company is unable to reconcile this forward-looking non-GAAP information without unreasonable efforts. Please see slide 3 for more information. See slides 24-27 for reconciliations of 2024-2025 GAAP to Core EPS (Non-GAAP).

14

Strategic & Financial Highlights - February 17, 2026

FirstEnergy

2026-2030 Financing Plan

~65% of Investment Plan funded by Cash from Operations

~$3B annually of incremental debt to fund investment plan

Avg. annual common equity issuances at 1%[3] of current market cap

Targeting ~14% FFO/Debt



$24.5
$18
($36)
($6.5)
Up to $2B Equity / Equity-like content
(Including $100M annually for employee benefit programs)
$B
Cash From Operations (GAAP) (1)
Net Debt (2) & Equity Financing
Investment Plan
Cash Planned for Dividends / Other

2026 Subsidiary LT Debt Financing Plan

$M	Issuances	Redemptions	Notes
FE PA	850	(300)	5.15% due 3/30/26
CEI	500	-	New issuance
JCP&L	350	-	New issuance
MP	300	-	New issuance
PE	150	-	New issuance
FET	400	-	New issuance
MAIT	250	-	New issuance
ATSI	175	(75)	4.0% due 4/15/26
Sub-Total	$2,975	($375)	$2,600 Net change

- 2026 Financing Plan supports $6B investment plan and investment-grade credit metrics
- Focused on maintaining appropriate liquidity, target credit profiles, and regulatory capital structures at targeted/allowed levels

2026-2030 Financing Plan supports $36B investment plan and BBB/Baa2 credit profile

(1) Incorporates estimated impact of including deductions for tax repairs on Corporate Alternative Minimum Tax calculation, representing < 2% improvement in Cash from Operations.

(2) Includes both utility & FE Corp. debt. FE Corp incremental debt issuance is expected to include up to ~$2B of the ~$16B of new debt financing between 2026-2030. Potential to include fixed income securities that receive partial equity credit, subject to market conditions. FE Corp. total debt as a percentage of total consolidated debt is expected to decrease from ~25% at 12/31/25 to ~20% over the course of the current planning horizon.

(3) Average common equity issuance per year over the 2026-2030 period, which includes $100M annually for employee benefit programs.

15 Strategic & Financial Highlights - February 17, 2026 FirstEnergy

Shareholder Value Proposition

- **$36B Customer-focused Investment Plan (2026-2030), driving 10% Rate Base CAGR**
  - **75% of projected investments in formula-rate recovery**, reducing regulatory lag
- **Expect to deliver near the top end of 6-8% Core EPS[(1)] CAGR through 2030**

- **Targeting ~14% FFO/Debt; Committed to maintaining BBB/Baa2 credit profile**
- **Strategic mix of cash from ops, debt and modest equity to fund growth**
- Focused on **continuous improvement** and **financial discipline**

- **Constructive regulatory frameworks** with **strong relationships** that support ongoing collaboration
- **Diversified and low-risk T/D/G assets** with a **focus on affordability**
- **Focused on delivering on our commitments,** supporting customers and investors

- **Total shareholder return opportunity of ~12%, with upside potential**
- **Committed to dividend growth** in line with 60%-70% payout ratio of Core EPS

Our diversified service territory, low-risk investment plan and a strong affordability position, provides the opportunity to significantly enhance the customer experience and provide attractive risk-adjusted returns to our investors

(1) With respect to Core EPS guidance, the Company is unable to reconcile this forward-looking non-GAAP information without unreasonable efforts. Please see slide 3 for more information.

16

Strategic & Financial Highlights - February 17, 2026

FirstEnergy

Quarterly Support & GAAP to Non-GAAP Reconciliations Strategic & Financial Highlights - February 17, 2026 18. 2025 Earnings Summary 19. TTM Earned ROE Summary 20. Wires Sales Summary 21. Data Center Overview 22. 2025 Regulatory Calendar 23. Credit Ratings Summary Quarterly Support (Slide) 17 See YE25 Investor FactBook for additional information including FirstEnergy overview, 2026-2030 Financial plan, and additional business segment details 24. GAAP to Non-GAAP Earnings Reconciliations 25. Special Items Descriptions 26. 2025 Earnings Results 27. 2024 Earnings Results 28. GAAP to Non-GAAP Baseline O&M Reconciliations GAAP to Non-GAAP Reconciliations (Slide)

2025 Earnings Summary

FE Earnings Drivers Summary vs. Prior Year

New Base Rates and Formula Investments, from execution of our regulated strategies

Higher customer demand, from favorable weather

Flat O&M/Other OpEx, from continuous improvement initiatives, lower operating expenses from Ohio regulatory order, offset by accelerated maintenance work

Higher financing costs from new debt issuances

Proud of strong performance throughout the year, resulting in Core EPS of $2.55, at the top end of our revised and increased guidance range ($2.50-$2.56/sh)



7.6% Core EPS growth
$1.70
Dx $1.08
Int $0.93
Tx $0.51
Corp ($0.82)
2024 GAAP EPS
$0.67
Special Items
$2.37
Dx $1.20
Int $0.91
Tx $0.58
Corp ($0.32)
2024 Core EPS
$0.23
New PA Rates (1) +$0.13 (Rates +$0.31, O&M/Other OpEx -$0.18)
Customer Demand +$0.05
O&M/Other OpEx +$0.06
Financing & Other -$0.01
Distribution
($0.04)
New WV/NJ Rates (1) +$0.02
Formula Investments +$0.06
Customer Demand +$0.04
O&M/Other OpEx -$0.07
Financing & Other -$0.09
Integrated
$0.04
Formula Investments +$0.07
Financing & Other (2) -$0.03
Stand-Alone Transmission
($0.05)
Financing & Other -$0.05
Corp / Other
$2.55
Dx $1.43
Int $0.87
Tx $0.62
Corp ($0.37)
2025 Core EPS
($0.78)
Special Items
$1.77
Dx $0.63
Int $1.02
Tx $0.62
Corp ($0.50)
2025 GAAP EPS

See slides 24-27 for reconciliations of GAAP to Core EPS (Non-GAAP) and a description of special items

(1) Certain O&M/Other OpEx increases in 2025 are a result of increased maintenance work and amortization of deferred costs included in new base rates

(2) Includes -$0.04 of dilution on FET 30% sale that closed in March 2024

18 Strategic & Financial Highlights - February 17, 2026

FirstEnergy

TTM Earned ROE Summary TTM 12/31/25 Strategic & Financial Highlights - February 17, 202619 10.45% 11.7% 10.3% 9.88% 10.45% 9.5% 9.8% 10.2% 9.6% 10.05% 9.63% KATCo TrAILCo MAIT ATSI MD (Tx) MD (Dx) WV NJ (Tx) NJ (Dx) PA OH Allowed ROE by Jurisdiction(1) (1) See Slides 25-43 of the Investor FactBook (published 2/17/25) for additional details on Rate Base, ROEs, and Capital Structure (2) Represents allowed ROE in Nov. 2025 PUCO order in 2024 base rate case. (3) Represents current PA PUC benchmark ROE used for DSIC purposes. ROE was Settled in the last rate case. (3) Improving Consolidated ROE reflects execution of regulated strategies, financial discipline, and impact of normal weather in 2025 Segment Legend Distribution Integrated Stand-Alone Tx TTM Consolidated ROE in line with targeted ROE of 9.5%-10% FE Consolidated ROEs Note: ROEs calculated based on period-end Rate Base as noted above. Certain jurisdictions, including Transmission and WV/MD, use a 13-month average rate base for regulatory purposes. 8.8% 9.4% 9.8% 2023A 2024A 2025A Equity Layer 52% 53% 53% Period-End Rate Base $26.3B $25.6B $27.8B FE’s ownership of FET (including MAIT class B shares) of 82.8% at 12/31/23, 56.5% at 12/31/24 and 55.9% at 12/31/25. (2)

Wires Sales Summary Actual Sales and Weather-Adjusted Sales Strategic & Financial Highlights - February 17, 202620 (1) Commercial includes street lighting (MWh in thousands) Actual Sales 4Q24 4Q25 % Chg FY 2024 FY 2025 % Chg Residential 12,593 13,501 7.2% 54,631 56,397 3.2% Commercial(1) 9,314 9,709 4.2% 39,020 39,734 1.8% Industrial 12,861 12,847 -0.1% 52,951 52,321 -1.2% Total 34,768 36,057 3.7% 146,602 148,452 1.3% (MWh in thousands) Weather-Adjusted Sales 4Q24 4Q25 % Chg FY 2024 FY 2025 % Chg Residential 12,969 13,091 0.9% 55,447 55,520 0.1% Commercial(1) 9,372 9,604 2.5% 39,298 39,641 0.9% Industrial 12,861 12,847 -0.1% 52,951 52,321 -1.2% Total 35,202 35,542 1.0% 147,696 147,482 -0.1% CDD HDD 4Q25 Weather Summary Days % Chg EPS vs. Normal CDD (7) -35% +$0.03 HDD 176 10% vs. 4Q24 CDD (6) -32% +$0.04 HDD 346 21% 2025 Weather Summary Days % Chg EPS vs. Normal CDD (1) - +$0.03 HDD 145 3% vs. 2024 CDD (134) -12% +$0.10 HDD 834 19%

Data Center Overview

Potential incremental Transmission investment opportunity of ~$250M/GW[1] for ~13GWs of data center demand in the pipeline

FE: Cumulative Data Center Demand



Contracted
Pipeline
16,985
10,625
12,900
6,540
2,130
4,085
4,085
(MW)
2026F
2031F
2035F

Potential Additions

(Not in Pipeline)



65
15
49
1
Requested
In-Process
Completed
Load Studies[2] (GW)

Data Center Demand – By State

	(MW)	2026F	2031F	2035F
OH	Contracted	825	1,840	1,840
	Pipeline	-	2,930	5,165
	Total	**825**	**4,770**	**7,005**
PA	Contracted	275	495	495
	Pipeline	-	550	1,930
	Total	**275**	**1,045**	**2,425**
MD	Contracted	825	1,480	1,480
	Pipeline	-	1,760	3,685
	Total	**825**	**3,240**	**5,165**
WV	Contracted	190	190	190
	Pipeline	-	260	1,010
	Total	**190**	**450**	**1,200**
NJ	Contracted	15	80	80
	Pipeline	-	1,040	1,110
	Total	**15**	**1,120**	**1,190**
FE	Contracted	2,130	4,085	4,085
	Pipeline	-	6,540	12,900
	Total	**2,130**	**10,625**	**16,985**

- Long-term Pipeline demand of 12.9 GW more than doubled since Feb. 2025 (6.1 GW) and increased 10% since Nov. 2025 (11.7 GW)
  - Pipeline includes reputable customers with reasonable level of confidence of construction based on key factors such as control of property, permitting, development plans, public disclosure of project, etc.
- Long-term Contracted demand of 4.1 GW increased over 40% since Feb. 2025 (2.9 GW) and increased 8% since Nov. 2025 (3.8 GW)
  - Contracted represents a contract to construct facilities and/or an electric service agreement

We are uniquely positioned to take advantage of data center growth, both in our service territory and across the region

(1) Based on current average of completed study estimates for projects in pipeline
(2) Represents 2025 Detailed Load Studies (DLS) / Conceptual Load Studies (CLS) greater than 500 MWs, not contracted or included in FE pipeline

21 Strategic & Financial Highlights - February 17, 2026

FirstEnergy

2025 Regulatory Calendar
Select Proceedings

Jurisdiction	Regulatory Matter	Key Dates
Ohio	▪ Base Rate Case ▪ HB6 Related Investigations	▪ Order issued 11/19/25; Applications for rehearing filed 12/19/25; PUCO Entry 1/7/26 granting additional 90 days to consider rehearing; Motion filed 1/9/26 seeking approval of new rates implementing the 11/19/25 Order (pending) ▪ Settlement approved 1/7/26 resolving all cases; provides over $275M in refunds and restitution to customers
Pennsylvania	▪ Energy Efficiency Plan – Phase V ▪ Default Service Plan VII	▪ Submitted to the PaPUC on 11/26/25; Full settlement reached, to be filed 2/19/26 ▪ Submitted to the PaPUC on 2/3/26
New Jersey	▪ Medium/Heavy-Duty Electric Vehicle Program ▪ Energy Efficiency and Peak Demand Programs	▪ Filed 4-year, $20m program in February 2025; discovery in progress ▪ JCPL submitted comments on the Triennium 3 (T3) Draft Framework Order on 12/26/25; Final Order expected in 1Q26, which will include timing for T3; T3 Plan anticipated to be filed later this year with a start date of 7/1/27
West Virginia	▪ WV Integrated Resource Plan (IRP) ▪ Annual Expanded Net Energy cost (ENEC) Rate (2025)	▪ Filed on 10/1/25; Recommendations include exploring addition of 1,200 MW Natural Gas (CCGT) generation around 2031 and 70 MW of utility-scale Solar generation in 2028 ▪ Filed on 8/29/25; Commission order approved settlement for rates effective 1/1/26
Maryland	▪ Electric School Bus Pilot ▪ DRIVE Act ▪ EV Phase II	▪ Approved 10/22/25; Metrics compliance filing completed 12/17/25 ▪ Filed on 7/1/25 for Electric Distribution System Support Services (EDSSS) Pilot and Time-Of-Use (TOU) Rate Offering; TOU approved 10/21/25 ($500K for first 2 years); EDSSS refiled 1/20/26 ($8.6M over 2 years) ▪ Re-filed 12/20/24; Approved in part 1/29/26; Metrics filing due 3/30/26; Revised budget filing due 5/29/26
FERC	▪ Transmission: DOE's 10/23/25 ANOPR ▪ Transmission: FERC's 12/18/25 Co-Located Load Order ▪ Generation Resource Adequacy: 1/16/26 DOE/PJM Governors Statement ▪ 1/16/26 PJM Board of Directors letter	▪ FE submitted comments and participated through comments of the PJM TOs and trade associations. FE's comments advocated for DOE/FERC to allow incumbent TO's to capitalize all required network transmission upgrades. ▪ 1/16/26 FE/Exelon rehearing request advocated to allow PJM TO's to capitalize all required network transmission upgrades. ▪ DOE/Governors urge (1) PJM to conduct 1-time backstop capacity auction for 15-year capacity product, costs to go first to new data centers and second to "load serving entities", and (2) PJM to extend existing capacity auction collar (cap) for two additional years (28/29 and 29/30). ▪ PJM Board directs PJM to (1) conduct a backstop auction (price, term and quantity TBD), (2) seek input re extending existing capacity auction collar (cap) for two additional years (28/29 and 29/30), (3) expedite interconnection of 50 MW+ loads that bring their own generation, and (4) improve load forecasting process.

22 Strategic & Financial Highlights - February 17, 2026 FirstEnergy

Credit Ratings

As of February 17, 2026

	Issuer			Senior Secured			Senior Unsecured			Outlook		
	S&P	Moody's	Fitch	S&P	Moody's	Fitch	S&P	Moody's	Fitch	S&P	Moody's	Fitch
FirstEnergy Corp.*	BBB+	Baa3	BBB				BBB	Baa3	BBB	S	S	S
Distribution Segment												
FirstEnergy Pennsylvania Electric Co.	A-	A3	A-	A	A1		A-	A3	A	S	S	S
Cleveland Electric Illuminating	BBB+	Baa3	BBB+				BBB+	Baa3	A-	S	S	P
Ohio Edison	A-	A3	BBB+	A	A1	A	A-	A3	A-	S	S	P
Toledo Edison	BBB+	Baa2	BBB+	A	A3	A				S	S	P
Integrated Segment												
Jersey Central Power & Light	BBB+	A3	A-				BBB+	A3	A	S	S	S
Monongahela Power	BBB	Baa2	A-	A-	A3	A+		Baa2		P	S	S
Allegheny Generating Co.	BBB-	Baa2	A-							S	S	S
Potomac Edison	BBB	Baa2	BBB+	A-	A3	A				P	S	S
Stand-Alone Transmission Segment												
FirstEnergy Transmission*	A	Baa2	BBB+				A-	Baa2	BBB+	S	S	S
American Transmission Systems Inc.	A	A3	A				A	A3	A+	S	S	S
Mid-Atlantic Interstate Transmission	A	A3	A				A	A3	A+	S	S	S
Trans-Allegheny Interstate Line Co.	A	A3	A				A	A3	A+	S	S	S
Keystone Appalachian Transmission Co.		A3	A-								S	S

*Holding company

S = Stable
P = Positive
N = Negative

Ratings are not recommendations to buy, sell, or hold securities. Ratings are subject to change or withdrawal at any time by the credit rating agencies.

Most Recent Ratings Changes

- **On December 23, 2025, S&P upgraded FirstEnergy Corp's LT issuer rating to BBB+ from BBB.**
  - **S&P also upgraded all subsidiaries one notch, excluding Toledo Edison (TE), Mon Power (MP) and Potomac Edison (PE).**
  - **S&P affirmed the ratings of TE, MP and PE and revised the outlook of TE to stable and the outlooks of MP and PE to positive.**
- **On September 23, 2025, Fitch upgraded FirstEnergy PA's LT issuer rating to A- from BBB+.**
  - **Fitch also affirmed the ratings and outlooks of all other Companies.**

FE Corp. and all subsidiaries are investment grade at all three rating agencies

23 Strategic & Financial Highlights - February 17, 2026

FirstEnergy

GAAP to Non-GAAP Earnings Reconciliations

2025 and 2024

2025	Dx	Int	Tx	Corp	FE Cons
Earnings (Loss) Attributable to FE Corp. (GAAP, $M)	**$363**	**$588**	**$357**	**($288)**	**$1,020**
Earnings (Loss) Per Share	**$0.63**	**$1.02**	**$0.62**	**($0.50)**	**$1.77**
Net Pension/OPEB credits	(0.18)	(0.16)	-	(0.01)	(0.35)
ARO regulatory change	-	(0.02)	-	(0.04)	(0.06)
Debt-related costs	-	-	-	0.03	0.03
Investigation and other related costs	0.37	-	-	0.13	0.50
Regulatory charges	0.58	-	-	-	0.58
Reorganization costs	0.03	0.03	-	-	0.06
Strategic transaction charges	-	-	-	0.02	0.02
Total Special Items	**$0.80**	**($0.15)**	**-**	**$0.13**	**$0.78**
Core Earnings (Loss) Per Share – Non-GAAP	**$1.43**	**$0.87**	**$0.62**	**($0.37)**	**$2.55**

2024	Dx	Int	Tx	Corp	FE Cons
Earnings (Loss) Attributable to FE Corp. (GAAP, $M)	**$624**	**$535**	**$294**	**($475)**	**$978**
Earnings (Loss) Per Share	**$1.08**	**$0.93**	**$0.51**	**($0.82)**	**$1.70**
Net Pension/OPEB charges (credits)	(0.08)	(0.07)	-	0.09	(0.06)
Signal Peak earnings impact	-	-	-	(0.13)	(0.13)
ARO regulatory change	0.06	0.02	-	0.19	0.27
Debt-related costs	-	-	-	0.12	0.12
Enhanced employee retirement and other related costs	0.01	-	-	-	0.01
FE Forward cost to achieve	0.06	0.03	0.01	-	0.10
Investigation and other related costs	-	-	-	0.13	0.13
Regulatory charges (credits)	0.07	(0.01)	0.03	-	0.09
Strategic transaction charges	-	0.01	0.03	0.10	0.14
Total Special Items	**$0.12**	**($0.02)**	**$0.07**	**$0.50**	**$0.67**
Core Earnings (Loss) Per Share – Non-GAAP	**$1.20**	**$0.91**	**$0.58**	**($0.32)**	**$2.37**

Per share amounts for the special items above are based on the after-tax effect of each item divided by the number of shares outstanding for the period. The current and deferred income tax effect was calculated by applying the subsidiaries' statutory tax rate to the pre-tax amount if deductible/taxable. The income tax rate ranges from 21% to 29%. Basic EPS and Core EPS (Non-GAAP) are based on 577M shares for 2025 and 575M shares for 2024.

Please see slide 3 for more information.

24 Strategic & Financial Highlights - February 17, 2026

FirstEnergy

Special Items Descriptions 2025 and 2024 Strategic & Financial Highlights - February 17, 2026 ■ Net Pension/OPEB charges (credits): Reflects net periodic pension and OPEB benefit costs and credits, including the pension/OPEB mark-to-market adjustments, and excluding amounts recovered through formula rates. ■ Signal Peak earnings impact: Reflects the after-tax net equity earnings related to FirstEnergy’s 33% interest in Signal Peak. ■ ARO regulatory change: Related to changes in asset retirement obligations, primarily associated with the transfer of the McElroy’s Run coal ash disposal site to a third party and changes in estimates for remediation obligations for various legacy coal combustion residual sites triggered by a 2024 EPA regulation. ■ Debt-related costs: Primarily reflects costs associated with the redemption and early retirement of debt. ■ Enhanced employee retirement and other related costs: Primarily reflects transition and benefit costs associated with the Company's voluntary retirement program and involuntary separations in 2024. ■ FE Forward cost to achieve: Primarily reflects the impairment charge related to exiting the Akron general office in 2024, and certain advisory and other related costs incurred to transform the Company for the future. ■ Investigation and other related costs: Primarily reflects litigation settlements and reserves, including those related to the SEC and OOCIC/OHAG investigations, customer refunds and restitution ordered by the PUCO in 2025, and other legal and advisory expenses related to the government investigations, net of the received derivative settlement insurance proceeds. ■ Regulatory charges (credits): Primarily reflects the impact of regulatory agreements, proceedings, or orders requiring certain commitments and/or disallowing the recoverability of costs, including impairments in the Ohio base rate case in 2025, net of related credits. ■ Reorganization costs: Primarily reflects transition and benefit costs associated with the Company's reorganization and transformation in 2025. ■ Strategic transaction charges: Primarily reflects the net tax charges and related updates associated with the FET interest sales and consolidation of the Pennsylvania Companies, and other charges related to the exit of a legacy purchase power contract. Note: Special items represent charges incurred or benefits realized that management believes are not indicative of, or may obscure trends useful in evaluating, the Company’s ongoing core activities and results of operations or otherwise warrant separate classification. Special items are not necessarily non-recurring. 25

Full Year 2025 Earnings Results

GAAP

	(in millions, except for per share amounts)	Dx	Int	Tx	Corp	FE
(1)	Electric	$7,387	$5,620	$1,886	$ 18	$14,911
(2)	Other	160	63	19	(63)	179
(3)	Total Revenues	7,547	5,683	1,905	(45)	15,090
(4)	Fuel	—	652	—	—	652
(5)	Purchased power	2,458	2,105	—	20	4,583
(6)	Other operating expenses	2,479	1,416	328	(101)	4,122
(7)	Provision for depreciation	655	562	369	78	1,664
(8)	Amortization of regulatory assets, net	(103)	(12)	6	—	(109)
(9)	General taxes	849	143	303	50	1,345
(10)	Ohio settlement charges	275	—	—	—	275
(11)	Impairment of assets	352	—	—	—	352
(12)	Total Operating Expenses	6,965	4,866	1,006	47	12,884
(13)	Operating Income (Loss)	582	817	899	(92)	2,206
(14)	Debt redemption costs	—	—	—	(24)	(24)
(15)	Miscellaneous income (expense), net	100	80	20	(44)	156
(16)	Pension and OPEB mark-to-market adjustment	125	98	23	7	253
(17)	Interest expense	(399)	(284)	(322)	(212)	(1,217)
(18)	Capitalized financing costs	29	67	87	2	185
(19)	Total Other Expense	(145)	(39)	(192)	(271)	(647)
(20)	Income taxes (benefits)	74	190	99	(75)	288
(21)	Income attributable to noncontrolling interest	—	—	251	—	251
(22)	Earnings (Loss) Attributable to FE	$ 363	$ 588	$ 357	$ (288)	$ 1,020
(23)	Average Shares Outstanding			577		
(24)	Earnings (Loss) per Share	$ 0.63	$ 1.02	$ 0.62	$ (0.50)	$ 1.77

Special Items

		Dx	Int	Tx	Corp	FE
(1)	Electric	$ 11 (f)	$ (1) (a)	$ —	$ (21) (h)	$ (11)
(2)	Other	—	—	—	—	—
(3)	Total Revenues	11	(1)	—	(21)	(11)
(4)	Fuel	—	—	—	—	—
(5)	Purchased power	(3) (f)	—	—	(23) (h)	(26)
(6)	Other operating expenses	(64) (a)(e)(f)(g)	(29) (a)(c)(g)	—	(48) (a)(c)(e)(g)(h)	(141)
(7)	Provision for depreciation	(15) (g)	(1) (g)	—	(1) (c)	(17)
(8)	Amortization of regulatory assets, net	—	—	—	—	—
(9)	General taxes	(53) (f)(g)	(1) (g)	—	—	(54)
(10)	Ohio settlement charges	(275) (e)	—	—	—	(275)
(11)	Impairment of assets	(352) (f)	—	—	—	(352)
(12)	Total Operating Expenses	(762)	(31)	—	(72)	(865)
(13)	Operating Income (Loss)	773	30	—	51	854
(14)	Debt redemption costs	—	—	—	24 (d)	24
(15)	Miscellaneous income (expense), net	(56) (a)	(60) (a)	—	14 (a)(b)	(102)
(16)	Pension and OPEB mark-to-market adjustment	(125) (a)	(92) (a)	—	(7) (a)	(224)
(17)	Interest expense	1 (f)	1 (f)	—	4 (c)	6
(18)	Capitalized financing costs	—	—	—	—	—
(19)	Total Other Expense	(180)	(151)	—	35	(296)
(20)	Income taxes (benefits)	130 (a)(e)-(g)	(33) (a)(c)(f)(g)	—	10 (a)-(e)(g)(h)	107
(21)	Income attributable to noncontrolling interest	—	—	—	—	—
(22)	Earnings (Loss) Attributable to FE	$ 463	$ (88)	$ —	$ 76	$ 451
(23)	Average Shares Outstanding			577		
(24)	Earnings (Loss) per Share	$ 0.80	$ (0.15)	$ —	$ 0.13	$ 0.78

Core

		Dx	Int	Tx	Corp	FE
(22)	Earnings (Loss) Attributable to FE	$ 826	$ 500	$ 357	$ (212)	$ 1,471
(23)	Average Shares Outstanding			577		
(24)	Earnings (Loss) per Share	$1.43	$0.87	$0.62	$(0.37)	$2.55

Special Items (after-tax impact):	Dx	Int	Tx	Corp	FE
(a) Net Pension/OPEB credits	$ (106)	$ (90)	$ —	$ (5)	$ (201)
(b) Signal Peak earnings impact	—	—	—	(1)	(1)
(c) ARO regulatory change	—	(13)	—	(21)	(34)
(d) Debt-related costs	—	—	—	19	19
(e) Investigation and other related costs	213	—	—	73	286
(f) Regulatory charges	336	1	—	—	337
(g) Reorganization costs	20	14	—	1	35
(h) Strategic transaction charges	—	—	—	10	10
Impact to Earnings	$ 463	$ (88)	$ —	$ 76	$ 451

26 Strategic & Financial Highlights - February 17, 2026

FirstEnergy

Full Year 2024 Earnings Results

GAAP

	(in millions, except for per share amounts)	Dx	Int	Tx	Corp	FE
(1)	Electric	$6,703	$4,815	$1,768	$ 9	$13,295
(2)	Other	160	61	19	(63)	177
(3)	Total Revenues	6,863	4,876	1,787	(54)	13,472
(4)	Fuel	—	464	—	—	464
(5)	Purchased power	2,219	1,670	—	23	3,912
(6)	Other operating expenses	2,378	1,254	347	65	4,044
(7)	Provision for depreciation	648	521	336	76	1,581
(8)	Amortization (deferral) of regulatory assets, net	(171)	(66)	6	—	(231)
(9)	General taxes	752	140	279	41	1,212
(10)	Impairment of assets	30	70	12	3	115
(11)	Total Operating Expenses	5,856	4,053	980	208	11,097
(12)	Operating Income (Loss)	1,007	823	807	(262)	2,375
(13)	Debt redemption costs	—	—	—	(85)	(85)
(14)	Miscellaneous income, net	124	54	18	51	247
(15)	Pension and OPEB mark-to-market adjustment	36	26	6	(90)	(22)
(16)	Interest expense	(432)	(262)	(275)	(175)	(1,144)
(17)	Capitalized financing costs	24	47	60	2	133
(18)	Total Other Expense	(248)	(135)	(191)	(297)	(871)
(19)	Income taxes (benefits)	135	153	173	(84)	377
(20)	Income attributable to noncontrolling interest	—	—	149	—	149
(21)	Earnings (Loss) Attributable to FE	$ 624	$ 535	$ 294	$ (475)	$ 978
(22)	Average Shares Outstanding			575		
(23)	Earnings (Loss) per Share	$ 1.08	$ 0.93	$ 0.51	$ (0.82)	$ 1.70

Special Items

		Dx	Int	Tx	Corp	FE
(1)	Electric	$ —	$ (2) (a)	$ 41 (a)(h)	$ (11) (i)	$ 28
(2)	Other	—	—	—	—	—
(3)	Total Revenues	—	(2)	41	(11)	28
(4)	Fuel	—	—	—	—	—
(5)	Purchased power	—	—	—	(25) (i)	(25)
(6)	Other operating expenses	(136) (a)(c)(e)(f)(h)	(53) (a)(c)(e)(f)(h)	—	(196) (a)(c)(f)(g)	(385)
(7)	Provision for depreciation	(4) (c)(f)	(2) (f)	—	(3) (c)	(9)
(8)	Amortization (deferral) of regulatory assets, net	—	61 (h)	—	—	61
(9)	General taxes	(1) (f)	(1) (f)	—	—	(2)
(10)	Impairment of assets	(30) (f)	(70) (f)	(12) (f)	(3) (f)	(115)
(11)	Total Operating Expenses	(171)	(65)	(12)	(227)	(475)
(12)	Operating Income (Loss)	171	63	53	216	503
(13)	Debt redemption costs	—	—	—	85 (d)	85
(14)	Miscellaneous income, net	(62) (a)	(62) (a)	4 (h)	(73) (a)(b)(i)	(193)
(15)	Pension and OPEB mark-to-market adjustment	(36) (a)	(24) (a)	—	90 (a)	30
(16)	Interest expense	—	—	—	3 (d)	3
(17)	Capitalized financing costs	—	—	—	—	—
(18)	Total Other Expense	(98)	(86)	4	105	(75)
(19)	Income taxes (benefits)	9 (a)(c)(e)(f)(h)	(13) (a)(c)(e)(f)(h)(i)	(12) (a)(f)(h)(i)	30 (a)-(d)(f)(g)(i)	14
(20)	Income attributable to noncontrolling interest	—	—	27 (a)(f)(h)(i)	—	27
(21)	Earnings (Loss) Attributable to FE	$ 64	$ (10)	$ 42	$ 291	$ 387
(22)	Average Shares Outstanding			575		
(23)	Earnings (Loss) per Share	$ 0.12	$ (0.02)	$ 0.07	$ 0.50	$ 0.67

Core

		Dx	Int	Tx	Corp	FE
(21)	Earnings (Loss) Attributable to FE	$ 688	$ 525	$ 336	$ (184)	$ 1,365
(22)	Average Shares Outstanding			575		
(23)	Earnings (Loss) per Share	$1.20	$0.91	$0.58	$(0.32)	$2.37

Special Items (after-tax impact):	Dx	Int	Tx	Corp	FE
(a) Net Pension/OPEB charges (credits)	$ (44)	$ (43)	$ (1)	$ 53	$ (35)
(b) Signal Peak earnings impact	—	—	—	(75)	(75)
(c) ARO regulatory change	35	12	—	112	159
(d) Debt-related costs	—	—	—	69	69
(e) Enhanced employee retirement and other related costs	3	3	—	—	6
(f) FE Forward cost to achieve	32	17	6	2	57
(g) Investigation and other related costs	—	—	—	75	75
(h) Regulatory charges (credits)	38	(7)	18	—	49
(i) Strategic transaction charges	—	8	19	55	82
Impact to Earnings	$ 64	$ (10)	$ 42	$ 291	$ 387

27 Strategic & Financial Highlights - February 17, 2026

FirstEnergy

GAAP to Non-GAAP Baseline O&M Reconciliations 2025 and 2024 Strategic & Financial Highlights - February 17, 202628 (1) As reported in the Consolidated Statement of Income (2) See slides 24-25 for additional information on special items (3) Primarily represents PJM Network Transmission Expense and ancillary charges such as Transmission Enhancement (4) Primarily represents the rider/program recoverable and deferred O&M within the Distribution, Integrated, and Stand-Alone Transmission segments FirstEnergy Consolidated ($M) 2025 2024 Other Operating Expenses (GAAP) (1) $4,122 $4,044 Excluding Special Items (pre-tax): Net Pension/OPEB Credits (52) (66) ARO Regulatory Charges 50 (200) Enhanced Employee Retirement and Other Related Costs - (8) Reorganization Charges (44) - FE Forward Cost-to-Achieve - (15) Investigation and Other Related Costs (92) (64) Regulatory Charges (1) (32) Strategic Transaction Charges (2) - Total Special Items (2) (141) (385) PJM Pass-Through Transmission Costs (3) (1,384) (1,267) Rider/Program Recoverable (4) (1,207) (1,105) Other (3) (4) Baseline O&M (Non-GAAP) $1,387 $1,283